UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

6650 S. El Camino Road, Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                                                                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐                                                                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2016, Scientific Games Corporation (the “Company”) entered into an amendment to its employment agreement, dated as of December 18, 2012, with James C. Kennedy, the Company’s Executive Vice President and Group Chief Executive, Lottery.  Pursuant to the amendment, Mr. Kennedy’s base salary was increased to $725,000.  In addition, the term of Mr. Kennedy’s employment agreement was extended to December 31, 2018, subject to extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.  On January 14, 2016, Mr. Kennedy received an equity award of 70,000 restricted stock units with a four-year vesting schedule (one-fourth vesting on each of the first four anniversaries of the grant date.)

Except as provided above, the terms of Mr. Kennedy’s employment agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: January 15, 2016	By:	/s/ David W. Smail
		Name:	David W. Smail
		Title:	Executive Vice President and Chief Legal Officer